          As filed with the Securities and Exchange Commission
                          on November 21, 1995
                                           Registration No. 33-
------------------------------------------------------------------------

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                             ---------------


                                FORM S-8

                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933


                             ---------------


                              THE DIAL CORP
         (Exact name of registrant as specified in its charter)

            Delaware                             36-1169950
  (State or other jurisdiction of              (I.R.S. Employer
   incorporation or organization)            Identification Number)

      Dial Tower, Phoenix, Arizona                    85077
(Address of Principal Executive Offices)            (Zip Code)



              THE DIAL COMPANIES CAPITAL ACCUMULATION PLAN
                          (Full title of plan)

                             ---------------


                           L. Gene Lemon, Esq.
                     Vice President-General Counsel
                              The Dial Corp
                               Dial Tower
                         Phoenix, Arizona 85077
                 (Name and address of agent for service)

                             (602) 207-4000
                 (Telephone number, including area code,
                          of agent for service)

                             ---------------

                     CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------

 Title of    Amount    Proposed Maximum  Proposed Maximum
Securities   to be      Offering Price       Aggregate      Amount of
  to be    Registered     Per Share       Offering Price   Registration
Registered     (1)           (2)                (2)             Fee
------------------------------------------------------------------------

Common       1,200,000      $24.75           $29,700,000    $10,241.38
Stock
$1.50 par
value (1)(2)
------------------------------------------------------------------------

(1) Represents maximum aggregate number of shares of Common Stock issuable under the Plan that are covered by this Registration Statement pursuant to Rule 457(h). This Registration Statement also pertains to Rights to purchase shares of Junior Participating Preferred Stock of the Registrant (the "Rights"). One Right is included with each share of Common Stock. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Common Stock held, subject to adjustment pursuant to antidilution provisions.

(2) The amounts are based upon the average of the high and low sale prices for the Common Stock as reported on the New York Stock Exchange on November 16, 1995, and are used solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.



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
                              PART I

                INFORMATION REQUIRED IN PROSPECTUS

     The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The following documents previously filed by The Dial Corp (the "Corporation") with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

     (1) The Annual Report on Form 10-K filed by the Corporation for the year ended December 31, 1994.

     (2)  The Annual Report on Form 11-K filed by The Dial
Companies Capital Accumulation Plan for the year ended December
31, 1994.

     (3) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (1) above.

     (4) The description of the Corporation's Common Stock contained in the Corporation's Registration Statement on Form 8-B filed with the SEC pursuant to Section 12 of the Exchange Act on February 25, 1992.

     (5) The description of the Corporation's Rights contained in the Corporation's Registration Statement on Form 8-A filed with the SEC pursuant to Section 12 of the Exchange Act on February 24, 1992.

     In addition, all documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.



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
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.
          -------------------------

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     The legality of the securities offered pursuant to this Registration Statement has been passed upon for the Corporation by L. Gene Lemon, Vice President-General Counsel of the
Corporation. Mr. Lemon owns, and has options to purchase, shares of Common Stock of the Corporation.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     The Restated Certificate of Incorporation (the "Certificate of Incorporation") of the Corporation provides that each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors of the Corporation or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), will be indemnified by the Corporation, in accordance with the Bylaws, to the full extent permitted from time to time by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. In addition, the Corporation may enter into one or more agreements with any person providing for indemnification greater or different than that provided in the Certificate of Incorporation.

     The Bylaws of the Corporation (the "Bylaws") provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Corporation to the fullest extent authorized by Delaware law as the same exists or may in the future be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys, fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of his or her heirs, executors and administrators; however, except as described in the following paragraph with respect to Proceedings to enforce rights to indemnification, the Corporation will indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     Pursuant to the Bylaws, if a claim described in the preceding paragraph is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claims. The Bylaws provide that it will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware (the "Delaware Law") for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Corporation. The Certificate of Incorporation and the Bylaws provide that any such determination will be made by independent legal counsel selected by the claimant, approved by the Board of Directors of the Corporation (the "Board") (which approval may not be unreasonably withheld) and retained by the

Board on behalf of the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Corporation (including the Board, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     The Bylaws provide that the right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in the Bylaws will not be exclusive of any other right which any person may have or may in the future acquire under any statute, provision of the Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Bylaws permit the Corporation to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Law. The Corporation has obtained directors and officers liability insurance providing coverage to its directors and officers. In addition, the Bylaws authorize the Corporation, to the extent authorized from time to time by the Board, to grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of the Bylaws with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

     The Bylaws provide that the right to indemnification conferred therein is a contract right and includes the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition, except that if Delaware law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding will be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under the Bylaws or otherwise.

     The Corporation has entered into indemnification agreements with each of the Corporation's directors. The indemnification agreements, among other things, require the Corporation to indemnify the officers and directors to the fullest extent permitted by law, and to advance to the directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Corporation must also indemnify and advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements, and cover directors under the Corporation's directors' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Certificate of Incorporation and the Bylaws, it provides greater assurance to directors that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board or by the stockholders to eliminate the rights it provides, an action that is possible with respect to the relevant provisions of the Bylaws, at least as to prospective elimination of such rights.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

     Not Applicable.

Item 8.   Exhibits.
          --------

Exhibit
Number         Description
-------        -----------

4.1       -    Restated Certificate of Incorporation of the
               Registrant filed as Exhibit (3)(A) to Registrant's
               1991 Form 10-K.*

4.2       -    Bylaws of the Registrant filed as Exhibit (3)(B)
               to Registrant's 1991 Form 10-K.*

4.3       -    The Dial Companies Capital Accumulation Plan.

4.4       -    Rights Agreement dated as of February 15, 1992
               between the Registrant and the Rights Agent named therein filed as Exhibit 4.4 to Registrant's Form
               S-8 Registration Statement for The Dial Corp 1992
               Stock Incentive Plan.*

5         -    Opinion of the Registrant's General Counsel as to
               the legality of securities offered under The Dial
               Companies Capital Accumulation Plan.

23.1      -    Consent of Independent Auditors, Deloitte & Touche
               LLP.

23.2      -    Consent of Counsel (contained in the Opinion of
               the Registrant's General Counsel, Exhibit 5 hereto).

24        -    Power of Attorney (included on signature page of
               this Registration Statement).

---------------------------------
*    Incorporated herein by reference.


Item 9.   Undertakings.
          ------------

     (a)  The Corporation hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)    To include any prospectus required by
          Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
          Statement;

          Provided, however, that paragraphs (a)(1)(i) and
     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Experts
-------

     The financial statements incorporated in this Registration Statement on Form S-8 by reference from the Corporation's Annual Report on Form 10-K for the year ended December 31,1994, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Corporation's change in the method of accounting for postretirement benefits other than pensions in 1992) which is incorporated herein by reference, and has been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, and State of Arizona, on the 16th day of November, 1995.

                                   THE DIAL CORP

                                   By:  /s/ John W. Teets
                                        Chairman and
                                        Chief Executive Officer

                           POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Richard C. Stephan, as his attorney-in-fact, with full power of substitution and resubstitution, to sign and file on his or her behalf individually and in each such capacity stated below any and all amendments and post-effective amendments to this Registration Statement, as fully as such person could do in person, hereby verifying and confirming all that said attorney-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                    Title                         Date
----------                    -----                         ----

Principal Executive
Officer

/s/ John W. Teets             Director; Chairman,           11/16/95
                              and Chief
                              Executive Officer

Principal Financial
Officer

/s/ Ronald G. Nelson          Vice President-Finance        11/16/95
                              and Treasurer


Principal Accounting
Officer

/s/ Richard C. Stephan        Vice President-Controller     11/16/95

Directors


/s/ Joe T. Ford                                             11/16/95


/s/ Thomas L. Gossage                                       11/16/95


/s/ Donald E. Guinn                                         11/16/95


/s/ Jess Hay                                                11/16/95


/s/ Judith K. Hofer                                         11/16/95


/s/ Andrew S. Patti                                         11/16/95


/s/ Jack F. Reichert                                        11/16/95


/s/ Linda Johnson Rice                                      11/16/95


/s/ Dennis C. Stanfill                                      11/16/95


/s/ A. Thomas Young                                         11/16/95




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

                               THE PLAN


     Pursuant to the requirements of the Securities Act of 1933, the Plan Administrators have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 16th day of November, 1995.


                                   THE DIAL COMPANIES CAPITAL
                                   ACCUMULATION PLAN


                                   By:  /s/ C.D. Walling





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